Based upon the Funds review
of the copies of such forms
effecting the Section 16 filings
received by it the Fund believes
that for its most recently completed
fiscal year all filings applicable
to such persons were completed and
filed in a timely manner except as
follows: Form 3 (no securities owned)
for Adam J. Nelson was not filed in
a timely manner after he became a
reporting person of the Fund